Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 16, 2019 with respect to the consolidated financial statements included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2019. We consent to the incorporation by reference of said report in the Registration Statements of SIFCO Industries, Inc. on Forms S-8 (File No. 333-219842, File No. 333-176224, and File No. 333-150963).

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
December 16, 2019